UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 11, 2010

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Market 2000+ HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16087 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As a result of the spin-off of Frontier Communications Corporation from Verizon Communications Inc., a component of the Market 2000+ HOLDRS Trust, Frontier Communications Corporation will be added as an underlying security of the Market 2000+ HOLDRS Trust effective July 8, 2010.  Shareholders of Verizon Communications Inc. will receive 0.238 shares of Frontier Communications Corporation.  The Bank of New York Mellon will receive 0.952 shares of Frontier Communications Corporation for the 4 shares of Verizon Communications Inc. per 100 share round-lot of Market 2000+ HOLDRS.  Effective July 8, 2010, 0.952 shares of Frontier Communications Corporation will be required for creations/cancellations per 100 share round-lot of Market 2000+ HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Market 2000+ HOLDRS Trust Prospectus Supplement dated June 11, 2010 to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: June 11, 2010	By:	/s/ Liam B. O’Neil
	Name:	Liam B. O’Neil
	Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Market 2000+ HOLDRS Trust Prospectus Supplement dated June 11, 2010 to Prospectus dated March 11, 2009.